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[Symetra Financial Logo]

			Symetra Life Insurance Company
			777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135 | P 1-800-796-3872
			Mailing Address: Retirement Svcs - New Business | PO Box 7903 | London, KY 40742-7903
			TTY/TDD 1-800-833-6388


SYMETRA FOCUS VARIABLE ANNUITY APPLICATION
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Owner All policyholder correspondence will be sent to this address.
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Name (first, middle initial, last)  					SSN

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Address (number and street, city, state, zip)				Phone No.(include area code)

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Date of Birth					Trust		      Sex		Marital Status
						[ ]	           [] M  [] F
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Joint  Owner Optional, nonqualified annuities only.
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Name (first, middle initial, last)  					SSN

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Address (number and street, city, state, zip)				Phone No.(include area code)
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Date of Birth					Trust		      Sex		Marital Status
						[ ]	           [] M  [] F
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Annuitant If different from the owner(s).
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Name (first, middle initial, last)  					SSN

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Address (number and street, city, state, zip)				Phone No.(include area code)

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Date of Birth					Trust		       Sex		Marital Status
						[ ]	           [] M  [] F
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Owner's Beneficiary Designation In the event of death of owner, surviving joint owner becomes primary beneficiary.
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Beneficiary(ies) List any additional beneficiaries on a separate page, signed and dated by the owner(s).
P- primary	C- contingent []P[]P[]C
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Name (first, middle initial, last) 			SSN		Relationship to Owner       Percentage(%)

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Plan Type
[]IRA		[]Roth IRA*			[]Nonqualified			[]403(b) TSA
[]SEP IRA*	[]SIMPLE IRA*			[] 457 Deferred Compensation 	[] 457(f)

Initial Purchase Payment $________________		Initial Purchase Payment $________________

* First tax year contribution made: Year _______
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Transfer Information [] IRC 1035 Exchange []Non-Direct Rollover []Direct Rollover []Direct Transfer
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TSA, 457, SEP and 	Employer Name
SIMPLE Plans only
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Investment Instructions	Purchase Payments may initially be allocated to the Fidelity VIP Money Market Portfolio -
			Initial Class and then will be allocated according to your investment instructions below. Use
			only whole percentages and the totals must equal 100%.

Initial 		Subsequent
Purchase 	Purchase		Scheduled
Payment 		Payments 	Transfers		Investment Options
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% 		% 		% 	Fidelity VIP Money Market Portfolio - Initial Class
% 		% 		% 	Vanguard VIF - International Portfolio - Investor Class
% 		% 		% 	Vanguard VIF - REIT Index Portfolio - Investor Class
% 		% 		% 	Vanguard VIF - Mid-Cap Index Portfolio - Investor Class
% 		% 		% 	Vanguard VIF - Total Stock Market Index Portfolio - Investor Class
% 		% 		% 	Fidelity VIP Index 500 Portfolio - Initial Class
% 		% 		% 	Vanguard VIF - High Yield Bond Portfolio - Investor Class
% 		% 		% 	Vanguard VIF - Total Bond Market Index Portfolio - Investor Class
% 		%		% 	Vanguard VIF - Balanced Portfolio - Investor Class
%		%		%	DWS Small Cap Index
% 		%		%	Ibbotson Aggressive Growth ETF Asset Allocation - Class I
% 		%		%	Ibbotson Growth Asset ETF Allocation - Class I
% 		%		%	Ibbotson Balanced ETF Asset Allocation - Class I
% 		%		%	Ibbotson Income and Growth ETF Asset Allocation - Class I
% 		%		%	Ibbotson Conservative ETF Asset Allocation - Class I
Symetra [registered trademark symbol]and the Symetra Financial logo are registered service marks of Symetra
Life Insurance Company.
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Scheduled Transfers
[] Dollar Cost Averaging: I elect to transfer $_______________ ($500 minimum) from the _____________________
   Sub-Account [] monthly or [] quarterly to the Sub-Accounts listed on Page 1 in the "Scheduled Transfers" column.
   The minimum amount of transfer into a Sub-Account is $50.

[]Appreciation Sweep ($10,000 minimum money market account value required): I elect to have the appreciation of the Fidelity VIP Money Market Portfolio - Initial Class transferred []monthly or []quarterly or
  []semi-annually or []annually to the Sub-Accounts listed on Page 1 in the "Scheduled
  Transfers" column. Appreciation Sweep cannot be used to transfer money to the Fidelity VIP Money Market
  Portfolio - Initial Class.

[]Sub-Account Rebalancing ($10,000 minimum contract value required): I elect to rebalance the portion of my contract value []quarterly or []semiannually or []annually according to the percentages listed on
   Page 1 in the "Scheduled Transfers" column.
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Optional Rider
[]Capital Preservation Rider - This rider provides a guarantee that the contract value at the end of a (select one)
  []7 year [] 10 year term will not be less than the contract value at the beginning of that term. Once elected, this rider cannot be revoked. This rider can be elected at issue or on any Contract Anniversary. There is an annual charge for this rider. See the prospectus or Contract for more details.

[]Guaranteed Minimum Death Benefit Age Extension Rider - This extends the guaranteed minimum death benefit to age 95. It is only available at the time of purchase. Once selected, it cannot be revoked. In order to select this rider, the Owner must be under age 75. There is an annual charge for this rider. See the prospectus or
  Contract for complete details.

[]Long Life Benefit Rider - This rider guarantees if the Long Life Benefit Annuitant is alive on the Long Life
  Benefit Commencement Date, we will begin making periodic Long Life Benefit Payments as long as the Long
  Life Benefit Annuitant is alive. In order to select this rider, the Long Life Benefit Annuitant must be at least 50 years of age but not over 75 years of age. Once selected, it cannot be revoked. There is an annual charge for this rider during the first 10 contract years. See the prospectus or contract for complete details. The current age of the Long Life Benefit Annuitant plus the deferral period cannot exceed 95.

 This rider may only be elected at the time of issue and is available for nonqualified contracts only. If the owner is a natural person, the Long Life Benefit Annuitant will be the owner. In the case of a non-natural owner, the Annuitant listed on the application is required to be the Long Life Benefit Annuitant. This rider cannot be elected with joint owners, or if a non-natural owner, joint annuitants.
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Long Life Benefit Payment Amount		 Deferral Period (Select One) []15 yr[]20 yr[]25 yr []30 yr[]35 yr

$___________________/month
(Minimum $500/month; Maximum $40,000/month)
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Telephone Transfer Authorization

[]I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed
  Transfer below regarding the transfer of funds between investment options of this contract. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine.
Symetra reserves the right to refuse telephone instructions from any caller if we are unable to confirm to our satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at 1-800-796-3872. All telephone calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

Full Name of Authorized Third Party: ___________________________________________________________

Identification Information: ___________________________________ ______________________________
			    Owner's mother's maiden name	Joint Owner's mother's maiden name

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Owner's Statement and Signatures

Have you received a current prospectus? [] Yes []No
Do you have any existing life insurance or annuity contracts with this or any other company?
[] Yes (complete any state specific replacement forms, if required) [] No

Will this contract replace any existing annuity or insurance contract with this or any other company?
[]Yes (complete the following and submit state specific replacement forms, if required)
[]No

Company Name 						Contract No.
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Company Name 						Contract No.
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I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon. I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto, may be guilty of insurance fraud.

I understand that when benefits are based on investment performance of the Separate Account, the dollar amounts of any benefits are on a variable basis and may increase or decrease based on the experience of the
Separate Account. I understand they cannot be predicted or guaranteed as to fixed dollar amount. With this in mind, I believe that the Contract is consistent with my financial needs.

If I have selected the Long Life Benefit Rider, I understand that my rider charge is related to the Long Life
Benefit Payment amount selected. I understand over time the rider charge may reduce my contract value to zero as the rider charges are assessed over the first ten Contract Years. I also understand if the contract value is insufficient in any one or more of the first ten Contract Years for the rider charge to be assessed, it will result in a reduced Long Life Benefit Payment, which may be significantly less than the Long Life
Benefit Payment amount requested on this application.

Owner's Signature 					Joint Owner's Signature (if applicable)
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Signed at (city, state) 				Date

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Agency Statement Mail contract directly to: [] Owner [] Agent's office for delivery to owner
To the best of your knowledge does the owner have any existing annuity or life insurance policies or contracts?
[] Yes (complete any state specific replacement forms, if required) []No

 Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?
[] Yes (complete any state specific replacement forms, if required) []No

Did the agent/registered representative present and leave the applicant insurer-approved sales material?
[]Yes []No


I have reviewed the applicant's financial status and objective and find this coverage is appropriate for his/her needs.
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Licensed Agent's Signature 		Date			 Agency Name and Phone No.

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Licensed Agent (print name)		 State License No.		 Agent No.

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